Exhibit 10.2

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

2022 EMPLOYEE SHARE PURCHASE PLAN

1.	Purpose

The purpose of the DIRTT Environmental Solutions Ltd. 2022 Employee Share Purchase Plan (the "Plan") is to advance the interests of DIRTT Environmental Solutions Ltd. (together with any corporate successor, the "Corporation"), and its shareholders by providing Eligible Employees (as defined below) of the Corporation and its Designated Subsidiaries (as defined below) with an opportunity to acquire a proprietary interest in the Corporation by purchasing Shares (as defined below) through payroll deductions. It is the intention of the Corporation and its Designated Subsidiaries that the Plan qualify and operate: (i) with respect to Canadian Participants (as defined below), as an "employee savings or thrift plan" (as defined in Canada Revenue Agency Interpretation Bulletin IT-502, Employee Benefit Plans and Employee Trusts [archived], or any successor publication thereto), for the purposes of the Tax Act (as defined below); and (ii) with respect to U.S. Participants (as defined below), as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, provisions of the Plan shall be construed so as to extend and limit participation and operation in a manner consistent with the requirements of an employee savings or thrift plan and Section 423 of the Code, as applicable.

2.	Definitions

"Administrator" has the meaning set forth in Section 3(a).

"Blackout Period" means a blackout period contemplated in the Corporation’s Insider Trading and Disclosure Policy, which, for the sake of clarity, will include both quarterly blackout periods and other blackout periods as determined by the Corporation from time to time.

"Board" means the Board of Directors of the Corporation.

"Canadian Participant" means an Eligible Employee who is resident in Canada for the purposes of the Tax Act and/or who participates in the Plan by virtue of his or her employment services rendered to the Corporation and its Designated Subsidiaries in Canada. For greater certainty, a Participant may be both a Canadian Participant and a U.S. Participant.

"Code" has the meaning set forth in Section 1.

"Committee" means the Compensation Committee of the Board, provided, however, to the extent deemed necessary or appropriate, a committee other than the Compensation Committee may be designated by the Board to administer the Plan and such other committee may be vested with any of the powers and responsibilities hereunder and shall be considered the Committee for any and all of such purposes hereunder.

"Corporation" has the meaning set forth in Section 1.

"Compensation" means, except as otherwise determined by the Administrator on a uniform basis for all Participants and prior to the Offering Period to which such determination applies, the regular base salary or wages paid to an Eligible Employee by reason of his or her employment with the Corporation or a Designated Subsidiary (determined prior to any reduction thereof by operation of a salary reduction election under a plan described in Section 401(k) of the Code or Section 125 of the Code, if any) during an Offering Period, and shall not include (i) any reimbursements of expenses, (ii) any housing, relocation, automobile, travel or other similar cash allowances, (iii) any overtime payments or shift premiums, (iv) any sign-on bonus, (v) any sales commission payments, (vi) any disability payments, or (vii) any non-cash compensation or equity incentive awards.

"Designated Subsidiary" means a Subsidiary that has been designated by the Administrator from time to time, in its sole discretion and subject to such conditions as may be designated by the Corporation, as eligible to participate in the Plan.

"Eligible Employee" means, with respect to any Offering Period, an individual who is an employee of the Corporation or a Designated Subsidiary and such individual is also an “employee” of the Corporation or a Designated Subsidiary within the meaning of General Instruction A.1(a) to Form S-8, except that an employee whose customary employment is 20 hours or less per week is not an Eligible Employee. In accordance with Treas. Reg. §1.421-1(h)(2), an employee that is a U.S. Participant will be considered to be employed during military or sick leave or any other bona fide leave of absence that does not exceed three months and during any period longer than three months if his or her right to reemployment is guaranteed by statute or contract.

"End Date" means the last business day of the applicable Offering Period.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules, and regulations promulgated thereunder and successor provisions, guidance, rules, and regulations thereto.

"Fair Market Value" means, as of any date, the value of a Share determined as follows: (i) the closing price of the Shares on the NASDAQ Global Select Market, in relation to Participants whose Compensation is paid in U.S. dollars or any other foreign currency; (ii) the closing price of the Shares on the Toronto Stock Exchange, in relation to Participants whose Compensation is paid in Canadian dollars; or (iii) if the Shares are not listed on such stock exchanges, the value as is determined solely by the Board, acting in good faith.

"Insider" has the meaning given to such term by the rules of the Toronto Stock Exchange.

"Insider Participation Limit" has the meaning given to such term in Section 7(d).

"Offering Date" means the first business day of an Offering Period.

"Offering Period" means an offering to Participants to purchase Shares under the Plan established pursuant to Section 4.

"Option Price" means an amount equal to 85% of the volume weighted average price of one Share as reflected on the TSX over the five (5) trading day period ending on the End Date for an Offering Period.

"Participant" means an Eligible Employee who elects to participate in one or more Offering Periods under the Plan pursuant to Section 5.

"Participation Form" has the meaning set forth in Section 5(a).

"Plan" has the meaning set forth in Section 1.

"RRSP" means a trust governed by a registered retirement savings plan established under the Tax Act.

"Securities Act" means the Securities Act of 1933, as amended from time to time, including the guidance, rules, and regulations promulgated thereunder and successor provisions, guidance, rules, and regulations thereto.

"Security-Based Compensation Arrangements" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise, including the Plan.

"Shares" means common shares in the capital of the Corporation, or the kind of shares of equity or other securities into which such Shares may be changed in accordance with Section 12(b).

"Subsidiary" means any body corporate that qualifies as a subsidiary of the Corporation under Section 2(4) of the Business Corporations Act (Alberta), provided that, in respect of U.S. Participants, it is a corporation, other than the Corporation, in an unbroken chain of corporations, beginning with the Corporation, and, at the time an option is granted under the Plan, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty (50) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Tax Act" means the Income Tax Act (Canada) and the regulations thereto, as amended from time to time.

"TFSA" means a trust governed by a tax-free savings account established under the Tax Act.

"Undisclosed Material Information" means any material information, as defined in the Corporation’s Insider Trading and Disclosure Policy as it may be amended or supplemented from time to time, that has not been publicly disseminated by the Corporation.

"U.S. Participant" means an Eligible Employee who is a resident or citizen of the United States for the purposes of the Code and/or who is subject to taxation under the Code in respect of any option awarded or granted under the Plan. For greater certainty, a Participant may be both a Canadian Participant and a U.S. Participant.

"Withdrawal Notice" has the meaning set forth in Section 10(a).

3.	Plan Administration
(a)

Administration. The Plan shall be administered by the Committee, or, in the absence of the Committee, the Board itself (such administrator, the "Administrator"). Any power of the Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(b)

Powers and Duties of the Administrator. Subject to the express provisions of the Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including without limitation:

(i)	to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined in the Plan;

(ii)	to determine which persons are eligible to participate in the Plan;
(iii)

to interpret and construe the Plan and any rules and regulations under the Plan, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is appropriate to do so;

(iv)	to decide all questions concerning the Plan and to determine all ambiguities, inconsistencies and omissions in the terms of the Plan;
(v)	to appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan;
(vi)	to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan;
(vii)	where applicable, determine when an action taken under the Plan becomes administratively practicable;
(viii)	to prescribe and amend such forms as may be necessary or appropriate for Eligible Employees to make elections under the Plan or to otherwise administer the Plan; and
(ix)	to do such other acts as it deems necessary or appropriate to administer the Plan in accordance with its terms, or as may be provided for or required by law.
(c)

Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan and any rules and regulations under the Plan shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting in their capacity as Administrator under the Plan shall be fully protected in relying in good faith upon the advice of counsel.

(d)

No Liability. The Administrator and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Corporation or any Subsidiary or other affiliate of the Corporation, the Corporation’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Administrator and any officer or employee of the Corporation or any Subsidiary or other affiliate of the Corporation acting at the direction or on behalf of the Administrator shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Corporation with respect to any such action or determination.

(e)

Rules for Foreign Jurisdictions. The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates. The Administrator may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, and, with respect to Subsidiaries outside the United States, determine that a sub-plan shall not be considered to be part of an "employee stock purchase plan" under Section 423 of the Code.

(f)

Currency. If, in connection with the administration of the Plan including in determining the Fair Market Value, an amount needs to be converted from U.S. dollars to Canadian dollars or vice versa, such amount will be converted using the applicable exchange rate posted for such day by the Bank of Canada, or, for Participants other than Canadian Participants, such other source determined by the Administrator. The Administrator shall also interpret or convert references to “dollar,” “price,” “value” or other similar terms herein in a manner that will be applicable to the Eligible Employee or jurisdiction in question.

4.	Offering Periods
(a)

Shares shall be offered for purchase under the Plan through a series of successive Offering Periods until the earlier of (i) the maximum number of Shares available for delivery under the Plan, as described in Section 12 below, have been purchased, and (ii) the termination of the Plan.

(b)

Unless otherwise determined by the Administrator before the beginning of the applicable Offering Period, Offering Periods shall be of a duration of three (3) months; provided that in no event shall an Offering Period exceed twelve (12) months in duration.

5.	Participation in Offering Periods
(a)

Subject to the provisions of Section 6, an Eligible Employee may elect to participate in an Offering Period under the Plan by completing a form authorizing payroll deductions, in the form provided by the Corporation or caused to be provided by the Corporation (such as through a third-party service provider designated by the Administrator) (the "Participation Form"), and filing such Participation Form with the Corporation during the enrollment period established by the Administrator prior to the beginning of the Offering Period and in accordance with the instructions in such Participation Form. The Participation Form will become effective on the first Offering Date to occur after such form is properly filed with the Corporation.

(b)

Subject to the provisions of Section 6, payroll deductions for a Participant shall begin with the first payroll date after the Offering Date as of which the Participant's Participation Form has become effective and shall continue until the Plan is terminated, subject to the Participant's withdrawal or termination of employment as provided in Section 10.

6.	Payroll Deductions
(a)

By completing and filing a Participation Form in accordance with the instructions in such Participation Form, an Eligible Employee shall elect to have payroll deductions withheld from his or her Compensation on each payroll date during the time he or she is a Participant in the Plan in amounts equal to or greater than one percent (1%), but not exceeding ten percent (10%), of the Compensation which the Participant receives on each such payroll date during the Offering Period, subject to the provisions set forth in Section 7. Such payroll deductions shall be in whole percentages only. Pursuant to the Participation Form, the Participant shall direct the Corporation or Designated Subsidiary, as applicable, to contribute such withheld amounts to the Plan as described in this Section 6.

(b)

All payroll deductions authorized by a Participant shall be withheld by the Corporation or Designated Subsidiary, as applicable, net of any applicable withholding tax or other source deductions, and credited to a notional account established under the Plan for the Participant. The funds represented by such notional accounts shall be held as part of the Corporation's or Designated Subsidiary's general assets, and neither the Corporation nor any Designated Subsidiary shall be obligated to segregate such funds, but all such funds shall be held pursuant to the Plan on behalf of and for the notional accounts of each individual Participant and such Participant shall be the beneficial owner of funds until such time as the funds are used to purchase Shares in accordance with the Plan. Aside from the contributions made by a Participant through his or her payroll deductions, a Participant shall not make any separate cash payment or contribution to such notional account or to the Plan.

(c)

Subject to Section 6(e), Section 10 and Section 13, a Participant may increase or decrease the amount of his or her payroll deductions under the Plan for subsequent Offering Periods by completing an amended Participation Form and filing it with the Corporation within the time period specified by the Administrator and in accordance with the instructions in such Participation Form.

(d)	Subject to Section 6(e), a Participant may discontinue his or her participation in the Plan at any time as provided in Section 10.
(e)

Notwithstanding anything in this Plan to the contrary, no Eligible Employee or Participant is permitted to submit to the Corporation a Participation Form, amended Participation Form or Withdrawal Notice (i) without confirming to the Corporation in a form satisfactory to the Administrator that such Eligible Employee or Participant is not in possession of any Undisclosed Material Information at such time, or (ii) during a Blackout Period, if the Eligible Employee or Participant is subject to the Corporation's Insider Trading and Disclosure Policy.

7.	Grant and Exercise of Option
(a)

On each Offering Date, a Participant shall be granted, by operation of the Plan, an option to purchase a number of Shares at the Option Price, determined in accordance with Section 7(b), subject to the limitations set forth in Section 7(c). Notwithstanding any other provision of the Plan, no Participant shall be granted an option under the Plan for any Offering Period if:

(i)

immediately after the grant, the Participant (or any other person whose stock ownership would be attributed to such Participant pursuant to Section 424(d) of the Code) would own shares (including any shares that the Participant may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Corporation or of any Subsidiary; or

(ii)

the Participant's rights to purchase Shares under all "employee stock purchase plans" (within the meaning of Section 423 of the Code) of the Corporation and its Subsidiaries would accrue at a rate which exceeds US $25,000 of the Fair Market Value of such Shares (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

(b)

Unless a Participant withdraws from the Plan pursuant to Section 10 or incurs a termination of employment, the Participant's option for an Offering Period shall be automatically exercised on the End Date of such Offering Period to purchase such whole number of Shares determined by dividing the accumulated payroll deductions in the Participant's notional account on such End Date by the Option Price, subject to the limitations set forth in Section 7(c). No fractional Shares will be purchased and any accumulated payroll deductions not used to purchase Shares shall be refunded (without interest) to the Participant; provided, however, that the Administrator may determine in its discretion that an amount representing a fractional share that was not used to purchase Shares during an Offering Period may be carried over to a subsequent Offering Period.

(c)

Notwithstanding anything in this Plan to the contrary, the number of Shares that a Participant may purchase during an Offering Period shall not exceed the maximum number of Shares that may be purchased without exceeding the limitation described in Section 7(a)(ii).

(d)

During any sixth-month period, the aggregate number of Shares issued to Insiders under the Plan and any private placement shall not exceed ten percent (10%) of the Shares outstanding (on a non-diluted basis) prior to the date of the first issuance of the Shares under the Plan and any private placement to Insiders during such six-month period. The restriction referred to in this Section 7(d) are referred to as the "Insider Participation Limit".

8.	Delivery of Shares

As soon as administratively practicable after the End Date of each Offering Period, the Corporation will deposit or deliver, or cause to be deposited or delivered, the Shares purchased by each Participant upon exercise of the Participant's option for such Offering Period in an account established for the Participant (or, if applicable, the Participant's RRSP or TFSA) at a brokerage firm or other financial services firm selected by the Administrator, to be held in book entry form. Any Shares acquired with a Participant's contributions under the Plan shall be immediately vested in and become the property of such Participant.

9.	No Shareholder Rights

No Participant (or other person claiming through such Participant) shall, solely by reason of the Plan or any rights granted pursuant thereto, or by the fact that there are payroll deductions credited to a Participant's notional account sufficient to purchase Shares, have any rights of a shareholder of the Corporation (including without limitation any right to receive dividends or other distributions paid with respect to Shares) unless and until Shares have been deposited or delivered to such Participant in the manner provided in Section 8.

10.	Withdrawal; Termination of Employment
(a)	Subject to Section 6(e), a Participant may terminate his or her participation in the Plan at any time by giving written notice to the Corporation ("Withdrawal Notice") within the time period specified by the Administrator. The Withdrawal Notice shall state that the Participant wishes to terminate his or her participation in the Plan, specify the applicable End Date and request the cessation of further payroll deductions under the Plan. As soon as administratively practicable, payroll deductions will cease for the Participant's purchase of Shares for such Offering Period and for any subsequent Offering Period and any accumulated payroll deductions shall be refunded to the Participant (without interest) as soon as administratively practicable following the Administrator's receipt of the Withdrawal Notice. A Participant's withdrawal from the Plan pursuant to this Section shall not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new Participation Form pursuant to Section 5, or in any similar plan that may hereafter be adopted by the Corporation.

(b)

If a Participant ceases to be employed by the Corporation or by a Designated Subsidiary for any reason, all payroll deductions and all rights to purchase Shares granted to the Participant with respect to the Offering Period then in effect shall immediately cease, unless otherwise determined by the Administrator in its sole discretion in compliance with Treas. Reg. §1.423-2(f). The amount of payroll deductions accumulated in such Participant's notional account shall be refunded (without interest) to the Participant as soon as administratively practicable (or in the case of the Participant's death, to the executor or administrator of the Participant's estate, or if no such executor or administrator has been appointed, to such other representative of the Participant as the Administrator may determine). For purposes of the Plan, the date of the Participant's termination of employment shall be the Participant's last date of actual employment and shall not include any period during which such Participant receives any severance payments or any other post-termination payments or benefits. A transfer of employment between the Corporation and a Designated Subsidiary or between one Designated Subsidiary and another Designated Subsidiary, or an absence or leave described in the definition of "Eligible Employee" in Section 2 of this Plan, shall not be deemed a termination of employment under this Section. A Participant who is on military leave, sick leave or other bona fide leave of absence that lasts longer than three months without a right to return to active employment will be treated for purposes of this Section as if such Participant ceased to be employed by the Corporation or a Designated Subsidiary as of the date immediately following the end of such three-month period.

11.	Interest

No interest or other compensation shall accrue on a Participant's payroll deductions under the Plan and any amounts refunded to a Participant shall be refunded without interest or other compensation.

12.	Shares Subject to the Plan
(a)

Subject to Section 12(b), the maximum number of Shares which may be delivered to Participants under the Plan is equal to 5,500,000 Shares. If, on any End Date, the total number of Shares that are subject to options granted for the applicable Offering Period exceeds the number of Shares then available for delivery under the Plan, the Corporation shall make a pro rata allocation of the Shares remaining available for delivery under the Plan in a uniform and equitable manner, as determined by the Administrator. In the event the Corporation makes a pro rata allocation of the Shares remaining available for delivery under the Plan, the Corporation shall give written notice of such reduction of the number of Shares subject to the option to each affected Participant and shall refund (without interest) any excess funds accumulated in each Participant's notional account as soon as administratively practicable after the End Date of such Offering Period.
(b)

The number of Shares available for delivery under the Plan, the maximum number of Shares each Participant may purchase per Offering Period, as well as the Option Price and the number of Shares covered by each option granted under the Plan which has not yet been exercised shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, share split, reverse share split, spin-off, dividend or distribution of securities, property or cash (other than regular, periodic cash dividends), or any other similar event or transaction that affects the number or kind of Shares outstanding. Such adjustment shall be made by the Administrator, whose determination shall be final, binding and conclusive. The Administrator shall have the authority to adjust not only the number of securities, but also the class and kind of securities subject to the Plan and to make appropriate adjustments in the price of such securities if other than Shares of the Corporation, so long as any such action complies with applicable law.

(c)

The Shares delivered to Participants under the Plan may consist, in whole or in part, of Shares issued by the Corporation from treasury, or purchased on the open market on behalf of the applicable Participant, such determination to be made by the Corporation in its sole discretion. Where Shares are acquired on the open market, the Corporation shall be responsible for funding, from its own funds, the difference between the acquisition cost of such Shares (including any brokerage fees or other charges and expenses related to the acquisition of such Shares) and the Option Price payable from the Participant's contributions. For greater certainty, (i) no Participant shall have any right to demand that the Corporation issue from treasury Shares to the Participant, and (ii) notwithstanding any election by the Corporation to deliver previously unissued Shares to a Participant, the Corporation reserves the right to change its election in respect thereof at any time until payment is actually made.

13.	Corporate Transactions
(a)

In the event of the proposed liquidation or dissolution of the Corporation, the Administrator shall, in its discretion, provide for one of the following courses of action: (i) the Offering Period then in effect shall end as of a date selected by the Administrator before the consummation of such liquidation or dissolution of the Corporation, and each outstanding option granted under the Plan shall be automatically exercised as of such date, or (ii) the Offering Period then in effect shall be terminated as of a date selected by the Administrator before the consummation of such liquidation or dissolution of the Corporation, and each outstanding option granted under the Plan shall be automatically cancelled and any payroll deductions accumulated for such Offering Period shall be refunded (without interest) to the applicable Participant as soon as administratively practicable.

(b)

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation (except for (x) a transaction the principal purpose of which is to change the jurisdiction in which the Corporation is incorporated or (y) a transaction where the acquiring or surviving company is directly or indirectly owned, immediately after such transaction, by the shareholders of the Corporation in substantially the same proportion as their ownership of Shares in the Corporation immediately before such transaction), the Administrator shall, in its discretion, provide for one of the following courses of action: (i) each outstanding option granted under the Plan shall be assumed or an equivalent option shall be substituted by the successor entity (or a parent or subsidiary thereof), (ii) the Offering Period then in effect shall end as of a date selected by the Administrator before the consummation of such sale, merger or consolidation of the Corporation, and each outstanding option granted under the Plan shall be automatically exercised as of such date, or (iii) the Offering Period then in effect shall be terminated as of a date selected by the Administrator before the consummation of such sale, merger or consolidation of the Corporation, and each outstanding option granted under the Plan shall be automatically cancelled and any payroll deductions accumulated for such Offering Period shall be refunded (without interest) to the applicable Participant as soon as administratively practicable.

14.	Transferability

Neither payroll deductions credited to a Participant's notional account nor any rights relating to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution in accordance with Section 10(b)) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw in accordance with Section 10(a). During the Participant's lifetime, a Participant's option to purchase Shares under the Plan is exercisable only by the Participant.

15.	Restrictions on Issuance and Transfer of Shares
(a)

The issuance or delivery of Shares under the Plan shall be subject to compliance with all requirements of applicable federal, state, provincial, territorial, local or foreign securities laws, and the rules of the Toronto Stock Exchange or the NASDAQ Global Select Market as then in effect. An option granted for an Offering Period shall not be exercised, and any purported exercise shall be and shall be deemed to be null and void, if the issuance or delivery of Shares upon such exercise would constitute a violation of any applicable federal, state, provincial, territorial, local or foreign securities laws or other laws or regulations or the rules of the Toronto Stock Exchange or the NASDAQ Global Select Market as then in effect. In addition, no option granted for an Offering Period may be exercised unless (i) a registration statement under the Securities Act is, at the time of exercise, in effect with respect to the Shares issuable or deliverable upon exercise of the option, or (ii) in the opinion of the legal counsel of the Corporation, the Shares issuable or deliverable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or applicable securities laws in Canada. As a condition to the exercise of an option granted for an Offering Period, the Administrator may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or stock exchange rule, and to make any representation or warranty with respect thereto as may be requested by the Administrator. If at or before the time of the exercise of an option granted for an Offering Period, the Administrator determines that the issuance or delivery of Shares pursuant to such exercise would not comply with applicable federal, state, provincial, territorial, local or foreign securities laws or the rules of the Toronto Stock Exchange or the NASDAQ Global Select Market as then in effect, all payroll deductions accumulated for such Offering Period shall be refunded (without interest) to the Participant as soon as administratively practicable.

(b)	All Shares issued under this Plan will be subject to any stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules,

regulations and other requirements of Canadian securities regulators, the U.S. Securities and Exchange Commission, the Toronto Stock Exchange, the NASDAQ Global Select Market and any applicable federal, state, provincial, territorial, local or foreign securities laws, and the Administrator may cause a notation to the same restrictive effect on the transfer agent's books in connection with such Shares or legends in connection with any certificates or other form of ownership representing any such Shares.

(c)

Notwithstanding any other provision of the Plan to the contrary, to the extent that any Participant is subject to the provisions of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, such Participant's participation in the Plan shall be subject to, and such Participant shall be required to comply with, any and all additional restrictions and/or requirements imposed by the Administrator, in its sole discretion, in order to ensure that the exemption made available pursuant to Rule 16b-3 promulgated pursuant to the Exchange Act is available with respect to all transactions pursuant to the Plan effected by or on behalf of any such Participant.

16.	Amendment or Termination

The Plan may be amended or terminated at any time and for any reason by the Committee or the Board; provided that, no amendment of the Plan may, without the consent of each Participant holding an outstanding option under the Plan, materially and adversely affect such Participant's rights under the Plan; provided, further that, upon termination of the Plan by the Board, any accumulated payroll deductions shall be refunded (without interest) to Participants as soon as administratively practicable thereafter. Notwithstanding the foregoing, no amendment adopted by the Committee or the Board shall be effective without the approval of the shareholders of the Corporation if shareholder approval of the amendment is then required under Section 423 of the Code or any rule or regulation of NASDAQ Global Select Market or the Toronto Stock Exchange and provided further that, without approval of the Corporation's shareholders, no amendment or modification of the Plan may:

(a)	increase the limits imposed in Section 12(a) on the maximum number of Shares which may be issued under the Plan;
(b)	remove or exceed the Insider Participation Limit; or
(c)	lower the purchase price payable for Shares under the Plan.
17.	Notices

Except as otherwise provided herein, any notice or other communication given pursuant to the Plan shall be in writing and shall be personally delivered or mailed by United States registered, certified or overnight mail, postage prepaid, return receipt requested, to the Corporation at its principal place of business or to the Participant at the address on the payroll records of the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Additionally, if such notice or communication is by the Corporation to the Participant, the Corporation may provide such notice electronically (including via email). Any such notice shall be deemed to have been given on the date of postmark, in the case of notice by mail, or on the date of delivery, if delivered in person or electronically.

18.	Miscellaneous
(a)	Effective Date. The Plan is effective as of the date it is approved by the Corporation's shareholders.

(b)

Governing Law. The Plan shall be governed by and construed in accordance with the laws of the province of Alberta, and the federal laws of Canada applicable therein, except with respect to those provisions of the Plan concerning the Code, which shall be governed by and construed in accordance with the laws of the State of Delaware, without resort to that state’s conflicts of laws rules, except as superseded by applicable United States federal law.

(c)

Taxes of a Canadian Participant. Any income taxes, withholding taxes or other levies on income of a Canadian Participant applied by any governmental authority arising from the Plan or the Canadian Participant's participation therein shall be the responsibility of such Canadian Participant, including, without limitation, any taxes payable on:

(i)	the amount of a contribution made by way of payroll deduction;
(ii)	the benefit derived from acquiring Shares at an Option Price which is less than the Fair Market Value of a Share;
(iii)	the transfer of Shares to the Canadian Participant or a person designated by the Participant, including a sale, a transfer to an RRSP or TFSA, or other disposition of the Shares; and
(iv)	any dividends received by a Participant on Shares.
(d)

Taxes of a U.S. Participant. Any taxes on income of a U.S. Participant applied by any governmental authority arising from the Plan or the U.S. Participant's participation therein, including taxes which result from a disposition of Shares acquired under the Plan's terms, shall be the responsibility of such U.S. Participant.

(e)

Withholding. To the extent required by applicable federal, state, provincial, territorial, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Corporation or applicable Designated Subsidiary for the satisfaction of any withholding tax obligations that arise with respect to any payroll deduction, option granted under the Plan, or the issuance or delivery or sale of any Shares. The Corporation shall not be required to recognize any Participant rights under an option granted under the Plan, to issue Shares or to recognize the disposition of such Shares until such obligations, if any, are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by the Corporation withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Corporation withholding a portion of the Shares that otherwise would be issued to a Participant upon exercise of an option granted under the Plan or by the Participant tendering to the Corporation cash or, if allowed by the Administrator, Shares. All such withheld amounts shall be remitted to the appropriate government authority in accordance with the applicable federal, state, provincial, territorial, local, foreign or other applicable legislation.

(f)

No Liability. Participation in this Plan by a Participant is voluntary. The value of Shares acquired by a Participant pursuant to the Plan is not guaranteed. Neither the Corporation nor any Designated Subsidiary shall be liable to any Participant for any loss resulting from a decline in the market value of any Shares. Each Participant agrees to accept all risks associated with the holding of Shares.  Neither the Corporation nor any Designated Subsidiary makes any representations as to the tax treatment or tax impact of participating in this Plan and is not liable for maintaining or avoiding any particular tax treatment for any Eligible Employee.

(g)

Rules of Construction. Whenever used in the Plan, unless the context clearly indicates to the contrary, (i) any references to paragraphs, subparagraphs, sections or subsections are to those parts of the Plan, (ii) the plural includes the singular and the singular includes the plural; (iii) "includes" and "including" are each "without limitation"; (iv) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Plan and not to any particular paragraph, subparagraph, section or subsection; (v) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require; (vi) references to a statute or regulation or statutory or regulatory provision shall refer to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; and (vii) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or a governmental authority or agency, and applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences.

(h)

Headings and Captions. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Those headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision of the Plan.

(i)

No Right to Employment. The Plan does not constitute a contract of employment, and participation in the Plan does not give any Eligible Employee or Participant the right to be retained in the employ of the Corporation, a Designated Subsidiary or any other subsidiary of the Corporation, nor give any person a right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

(j)

Collection of Personal Information. Each Participant shall provide the Corporation and the Administrator with all information they require in order to administer the Plan. The Corporation, any Designated Subsidiary, and the Administrator may from time to time transfer or provide access to such information to a third party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing such services to the Corporation. By participating in the Plan, each Participant acknowledges that information may be so provided and agrees to its provision on the terms set forth herein. Except as specifically contemplated in this Section 18(j), neither the Corporation, any Designated Subsidiary, nor the Administrator shall disclose the personal information of a Participant except: (i) in response to regulatory filings or other requirements for the information by a governmental authority with jurisdiction over the Corporation or the Designated Subsidiary; (ii) for the purpose of complying with a subpoena, warrant or other order by a court, Person, or body having jurisdiction to compel production of the information; or (iii) as otherwise required by law. In addition, personal information of Participants may be disclosed or transferred to another party during the course of, or completion of, a change in ownership of, or the grant of a security interest in, all or a part of the Corporation or its affiliates including through an asset or share sale, or some other form of business combination, merger, or joint venture, provided that such party is bound by appropriate agreements or obligations.

(k)

Severability. If any provision of this Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or option or rights granted or created hereunder under any law deemed applicable by the Administrator, that provision will be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, that provision will be stricken as to that jurisdiction, person, option or rights and the remainder of the Plan and any such other options or rights will remain in full force and effect.

(l)

Unfunded Status of Plan. The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation, any Designated Subsidiary, or the Administrator and a Participant or any other person.